Exhibit 23.3

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Amendment No.6 to Form F-4 (File No. 333-271349) of our report dated March 18, 2024, relating to the consolidated financial statements of Mega Matrix Corp., included in this Registration Statement. Our report includes an explanatory paragraph regarding restatements of previously issued financial statements.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Audit Alliance LLP

Singapore

July 31, 2024